 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2020

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

 Item 5.07 Submission to a Vote of Security Holders.

On May 7, 2020, Creative Realities, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) in Louisville, Kentucky. As of March 17, 2020, the record date for the Annual Meeting, 9,794,971 shares of Common Stock of the Company (“Common Stock”) were issued and outstanding. Each share of Common Stock entitles its holder to cast one vote. The items voted on at the Annual Meeting and the results of such voting are set forth below:

(1) The Company’s shareholders reelected its five directors to serve on the Board of Directors of the Company. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the reelection of all five nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis McGill	5,266,989	264,253	2,666,005
David Bell	5,283,392	247,850	2,666,005
Donald A. Harris	5,283,393	247,849	2,666,005
Richard Mills	5,271,881	259,361	2,666,005
Stephen Nesbit	5,283,397	247,845	2,666,005

(2) The Company’s shareholders ratified the appointment of Deloite & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. There were 8,194,187 votes cast for the proposal and 2,778 votes cast against the proposal. 282 votes abstained, and there were 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: May 8, 2020	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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